Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated August 22, 1997 accompanying the consolidated financial statements of LecTec Corporation on Form 10-K for the year ended June 30, 1997 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of said report and to the use of our name as it appears under the caption "Experts."


                                          /s/ GRANT THORNTON LLP

                                          GRANT THORNTON LLP

Minneapolis, Minnesota
November 10, 1997